UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2015

PennyMac Financial Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001- 35916	80-0882793
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6101 Condor Drive, Moorpark, California	93021
(Address of principal executive offices)	(Zip Code)

(818) 224-7442

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁪☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁪☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁪☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁪☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 3, 2015, PennyMac Financial Services, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Meeting”) in Moorpark, California for the purpose of: (i) electing nine (9) director nominees to serve on the Board of Directors (the “Board”), each for a one-year term expiring at the 2016 Annual Meeting of Stockholders; and (ii) ratifying the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015. As of the record date, 21,657,017 shares of Class A common stock were issued and outstanding, and 54 shares of Class B common stock were issued and held by owners of Class A units of Private National Mortgage Acceptance Company, LLC (“PNMAC”). Each share of Class A common stock held on the record date entitled the holder to one vote on each proposal. Each share of Class B common stock held on the record date entitled the holder to a number of votes on each proposal equal to the number of Class A units of PNMAC held by such holder on the record date. The total number of eligible votes as of the record date was 75,971,087, of which 68,332,114 votes, or 89.94%, were present in person or by proxy.

Proposal 1: The election of nine (9) director nominees to serve on the Board, each for a one-year term expiring at the 2016 Annual Meeting of Stockholders.

Trustee	Votes For	Votes Withheld	Broker Non-Votes

Stanford L. Kurland	67,277,534	158,293	896,287
David A. Spector	67,281,322	154,505	896,287
Matthew Botein	64,943,650	2,492,177	896,287
James K. Hunt	64,992,670	2,443,157	896,287
Patrick Kinsella	67,308,902	126,925	896,287
Joseph Mazzella	67,239,785	196,042	896,287
Farhad Nanji	63,043,262	4,392,565	896,287
Mark Wiedman	67,240,097	195,730	896,287
Emily Youssouf	67,309,214	126,613	896,287

All director nominees were elected.

Proposal 2: Ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2015.

Votes For	Votes Against	Abstentions	Broker Non-Votes

68,330,545	1,000	569	0

Further information regarding these proposals is set forth in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on April 17, 2015.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNYMAC FINANCIAL SERVICES, INC.

Dated: June 5, 2015	/s/ Anne D. McCallion
Anne D. McCallion
Chief Financial Officer

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